Deloitte &
     Touche LLP
               50 Fremont Street                       Telephone: (415) 247-4000
               San Francisco, California  94105-2230   Facsimile: (415) 247-4329


                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT


The Montgomery Funds II:

We consent to (a) the incorporation by refernce in this Post-Effective Amendment No. 21 to Registration Statement No. 33-69686 of The Montgomery Funds II on Form N-1A of our report dated August 16, 1996, incorporated by reference in the Combined Statement of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectus which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


June 27, 1997


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Deloitte Touche
Tohmatsu
International
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